Exhibit 10.37

EXECUTION COPY

LICENSE AGREEMENT

This License Agreement (this “Agreement”) is made and entered into this 31st day of August 2012 by and between AJG Solutions, Inc., a Florida corporation (“Licensor”), and American Addiction Centers, Inc. f/k/a Forterus, Inc., a Nevada corporation (“Licensee”).

W I T N E S S E T H:

WHEREAS, Licensor and Licensee have entered into that certain Asset Purchase Agreement, dated as of August 31, 2012 (the “Purchase Agreement”) pursuant to which Licensee acquired from Licensor, certain assets which were used in the operation of Licensor’s business which Licensee intends to operate on and after the date hereof;

WHEREAS, all capitalized, but undefined terms contained in this Agreement shall have the meanings as set forth in the Purchase Agreement; and

WHEREAS, pursuant to the Purchase Agreement, Licensor agreed to grant Licensee an exclusive royalty free license to use the name “Treatment Solutions” and “Treatment Solutions Network” and derivatives thereof, including abbreviations (the “Marks”) in accordance with the terms of this Agreement.

WHEREAS, pursuant to the Purchase Agreement, Licensor agreed to grant Licensee an exclusive royalty free license to use the telephone numbers set forth on Exhibit B hereto in conjunction with the Marks (the “Telephone Numbers”) in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, the promises, covenants and agreements hereinafter set forth, the inducement of Licensee to enter into the Purchase Agreement and to consummate the transactions described in and contemplated by the Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of such consideration is hereby acknowledged by the parties to this Agreement, Licensor and Licensee hereby agree as follows:

l. Grant of Rights. Licensor hereby grants to Licensee the fully paid, exclusive right and license to use the Marks and Telephone Numbers in connection with Licensee’s operation of the assets purchased by Licensee pursuant to the Purchase Agreement. In addition, Licensor hereby grants to Licensee the fully paid, exclusive right and license to use the domain names listed on Exhibit A attached hereto (the “Domain Names” and collectively, with the Marks and the Telephone Numbers, the “License”).

2. Term. This Agreement shall commence on the date first written above and shall continue in effect, unless terminated as provided herein, for three (3) years following the date hereof (the “Term”). If upon the completion of the Term, there shall be no uncured non-payment for any reason, whether by default or not, under the Subordinated Promissory Note issued by Licensee to James D. Bevell or Michael Blackburn under the Purchase Agreement, the Purchase Agreement or the employment agreements with James Bevell or Michael Blackburn executed in connection with the Purchase Agreement (collectively the “Transaction Agreements”) of which Licensee has been given written notice and a thirty (30) day opportunity to cure, the License provided for herein shall be converted to an assignment of all right, title and interest in and to the Marks and the Domain Names from Licensor to Licensee. If during the Term, there is an uncured non-payment for any reason, whether by default or not, under the Transaction Agreements that has not been cured within thirty (30) days of written notice to Licensee, Licensor may terminate the License upon written notice to Licensee and all rights of Licensee under this Agreement shall cease; provided, however, if the non-payment under the Subordinated Promissory Note issued by Licensee to James D. Bevell or Michael Blackburn under the Purchase Agreement is due to a prohibition imposed by the terms of any Senior Secured Bank Debt as defined in that agreement, the cure period for such breach shall be extended to ninety (90) days from written notice to Licensee.

3. Representations and Warranties of Licensor. Licensor represents and warrants to Licensee as follows:

a. Licensor has the full power, authority and capacity, as the case may be, to enter into and perform its obligations under this Agreement.

b. This Agreement is a valid and binding obligation of Licensor, enforceable against Licensor in accordance with its terms.

c. Licensor’s execution and performance under this Agreement is not and will not be prohibited by, and does not and will not cause a breach of, any agreement or understanding to which Licensor is a party or judgment or judicial or administrative order to which Licensor is subject.

d. Licensor’s performance under this Agreement will be in compliance with all applicable laws, ordinances and regulations.

4. Representations and Warranties of Licensee.

a. Licensee has the full power, authority and capacity, as the case may be, to enter into and perform its obligations under this Agreement.

b. This Agreement is a valid and binding obligation of Licensee, enforceable against Licensor in accordance with its terms.

c. Licensee’s execution and performance under this Agreement is not and will not be prohibited by, and does not and will not cause a breach of, any agreement or understanding to which Licensor is a party or judgment or judicial or administrative order to which Licensee is subject.

d. Licensee’s performance under this Agreement will be in compliance with all applicable laws, ordinances and regulations.

5. Protection and Use of the Marks.

a. During the Term, Licensee may prosecute any claim for infringement of the Marks, or any mark confusingly similar to the Marks. Licensor will immediately report to Licensee any information of which Licensor may become aware regarding any infringement of the Marks and will provide Licensee, at Licensee’s sole cost and expense, with such reasonable assistance as Licensee may reasonably request in order to prevent or enjoin such infringement or recover damages arising therefrom.

b. Licensor agrees that all uses of the Marks by Licensee and goodwill established thereby shall inure to the benefit of Licensee, subject to the terms and conditions of this Agreement.

6. Indemnification.

a. Licensee’s Indemnification. Licensee agrees to defend, indemnify and hold Licensor, its officers, directors, shareholders, employees, legal representatives, successors and assigns harmless of, from and against any loss, claim, damage, liability, penalty or other cost or expense (including reasonable attorneys’ fees) incurred or sustained at any time by any of them on account of or relating to any service rendered by Licensee under or in connection with the Marks or the breach by Licensee of any of its representations, warranties, covenants, duties or obligations under this Agreement.

b. Licensor’s Indemnification. Licensor agrees to defend, indemnify and hold Licensee, its officers, directors, shareholders, employees, legal representatives, successors and assigns harmless of, from and against any loss, claim, damage, liability, penalty or other cost or expense (including reasonable attorneys’ fees) incurred or sustained at any time by any of them on account of or relating to any claims that the Marks infringe the intellectual property rights of any third party or the breach by Licensor of any of its representations, warranties, covenants, duties or obligations under this Agreement. This indemnity is subject to the limitations on indemnification set forth in Section 11.4 of the Purchase Agreement.

7. Relationship of the Parties. Nothing in this Agreement shall be construed to create or constitute a partnership, joint venture, or any other agency or employment relationship between the parties hereto.

8. Miscellaneous.

a. Binding Effect; No Third Party Beneficiaries. This Agreement will be binding upon and inure to the benefit of Licensor and Licensee, and their respective legal representatives, successors and permitted assigns, if any. This Agreement is for the benefit of Licensor and Licensee only, and no person or entity will be deemed a third-party beneficiary of this Agreement.

b. No Assignment by Licensor. This Agreement may not be assigned by Licensor without the prior written consent of Licensee, which consent may be withheld at Licensee’s sole discretion.

c. Notices. All notices and other communications required or desired to be given pursuant to this Agreement will be given in writing and will be deemed duly given upon personal delivery, or on the third day after mailing if sent by registered or certified mail, postage prepaid, return receipt requested, or on the day after mailing if sent by a nationally recognized overnight delivery service which maintains records of the time, place and recipient of delivery:

If to Licensor, then to:	If to Licensee, then to:

AJG Solutions, Inc.	American Addiction Centers, Inc.
2601 East Oakland Park Blvd., Suite 404	115 East Park Drive, Suite 100
Ft. Lauderdale, FL 33306	Brentwood, TN 37027
Attn: James D. Bevell, Jr.	Attn: Michael Cartwright

or to such other person, entity, address or facsimile number as a party may respectively designate in like manner, from time to time.

d. Amendments. No modifications or amendments of this Agreement will be effective unless made in writing and signed by Licensor and Licensee.

e. Governing Law. This Agreement is delivered and is intended to be performed in the State of Tennessee and will be construed and enforced in accordance with the laws of the State of Tennessee.

f. Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

g. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes any and all prior and contemporaneous agreements and understandings between the parties hereto relating to the subject matter hereof, whether verbal or written. No statement, representation, warranty, covenant, indemnity or agreement of any kind not expressly set forth in this Agreement will affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

h. Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by the written agreement of the party entitled to the benefits of such terms or provisions intended to be waived. Each such waiver or consent will be effective only in the specific instance and for the specific purpose for which it was given, and will not constitute a continuing waiver or consent.

i. Headings and Captions. The headings and captions of the various Sections and subparagraphs of this Agreement are for convenience or reference only and will in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

j. Recitals. The recitals set forth at the beginning of this Agreement are hereby incorporated into and made a part of this Agreement as if fully set forth herein.

[Signature page immediately follows]

IN WITNESS WHEREOF, Licensor and Licensee have each duly executed this Agreement as of the date first set forth above.

LICENSOR:		LICENSEE:

AJG SOLUTIONS, INC.		AMERICAN ADDICTION CENTERS. INC.

By:	/s/ Jerrod N. Menz	By:	/s/ Jerrod N. Menz
Title:	CEO	Title:	CEO

Exhibit A

Domain Names

TREATMENTSOLUTIONS411.COM

TSNEMAIL.COM

TREATMENTSOLUTIONSNETWORK.COM

TSNET1.COM

TREATMENTSOLUTIONS.COM

TSNETMAIL.COM

TREATMENTSOLUTIONNETWORK.COM

TREATMENTSOLUTIONSFLORIDA.COM

TREATMENTSOLUTIONSNEWJERSEY.COM

TSN1.NET

TREATMENTSOLUTIONSMASS.COM

TSNEMAIL.NET

TREATMENTSOLUTIONSMASS.NET

TREATMENTSOLUTIONSNETWORK.NET

TSNHELPDESK.COM

TREATMENTSOLUTIONS411.NET

TREATMENTSOLUTIONNETWORK.NET

TREATMENTSOLUTIONSAMERICA.COM

TREATMENTSOLUTIONSCALIFORNIA.COM

TREATMENTSOLUTIONSGEORGIA.COM

TREATMENTSOLUTIONSILLINOIS.COM

TREATMENTSOLUTIONSMASSACHUSETTS.COM

TREATMENTSOLUTIONSNEWYORK.COM

TREATMENTSOLUTIONSOFAMERICA.COM

TREATMENTSOLUTIONSPENNSYLVANIA.COM

TREATMENTSOLUTIONSRHODEISLAND.COM

TREATMENTSOLUTIONSOFTEXAS.COM

TSNETMAIL.NET

TREATMENTSOLUTIONS.BIZ

TREATMENTSOLUTIONS.CO

TREATMENTSOLUTIONS.ME

TREATMENTSOLUTIONS.MOBI

TREATMENTSOLUTIONS411.ORG

TREATMENTSOLUTIONSNETWORK.BIZ

TREATMENTSOLUTIONSNETWORK.CC

TREATMENTSOLUTIONSNETWORK.CO

TREATMENTSOLUTIONSNETWORK.INFO

TREATMENTSOLUTIONSNETWORK.ME

TREATMENTSOLUTIONSNETWORK.MOBI

TREATMENTSOLUTIONSNETWORK.ORG

TREATMENTSOLUTIONSNETWORK.TV

TREATMENTSOLUTIONSNETWORK.US

TREATMENTSOLUTIONSNETWORK.WS

TSN1.INFO

TSN1.ORG

Exhibit B

Telephone Numbers

Toll Free:

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Land Line:

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Mobile:

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